Exhibit 99.2


                              STATION CASINOS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                    Wednesday, May 24, 2006 - 10:00 a.m. PDT


                CERTIFICATE AND REPORT OF INSPECTOR OF ELECTION

I, Barbara M. Novak, the undersigned, for and on behalf of Wells Fargo Shareowner Services, duly appointed Inspector of Election of Station Casinos, Inc., DO HEREBY CERTIFY:

1. That the 2006 Annual Meeting of Stockholders of Station Casinos, Inc. (the "Company") was held at Red Rock Casino Resort Spa, 11011 West Charleston Boulevard, Las Vegas, Nevada on Wednesday, May 24, 2006 at 10:00 a.m. PDT, pursuant to due notice.

2. That before entering upon the discharge of my duties, I was duly sworn and the oath so taken by me is hereto annexed.

3. That as of the close of business on April 13, 2006, the record date of the meeting, there were outstanding and entitled to vote 62,808,797 shares of common stock of the Company.

4. That I inspected the signed proxies used at the meeting and found the same to be in proper form.

5. There were represented at the meeting 60,732,602 shares of voting stock, of which 60,732,108 shares were represented by valid proxies.

6. That I did receive the votes of the stockholders by ballot with respect to the following items.

     a.   To elect two (2) directors to serve until the 2009 Annual Meeting:

          Lowell H. Lebermann, Jr.      FOR 59,627,561  WITHHOLD 1,105,041
                                            ----------           ---------

          Robert E. Lewis               FOR 60,588,844  WITHHOLD  143,758
                                            ----------           ---------


     b. To ratify and confirm the appointment of Ernst & Young LLP as the Company's independent auditors for 2006:

          FOR       60,619,033          ABSTAIN          10,738
                   -----------------                 -----------------

          AGAINST      102,831          Not Voted           -0-
                   -----------------                 -----------------


     c. To vote on a shareholder proposal to submit the Company's Rights Agreement to stockholders for approval:

          FOR       26,933,771          ABSTAIN       1,190,063
                   -----------------                 -----------------

          AGAINST   28,981,572          Not Voted     3,627,196
                   -----------------                 -----------------


IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this 24 day of May, 2006.


                                                Wells Fargo Shareowner Services

                                                By: /s/ Barbara  M. Novak
                                                    ----------------------------
                                                    Name:  Barbara  M. Novak
                                                    Title: Vice President